                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         STONE & WEBSTER, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                STONE & WEBSTER, INCORPORATED

LOGO
                                      245 Summer Street

                                 Boston, Massachusetts 02210

                                                                  March 31, 1998

Dear SHAREHOLDER:

     We cordially invite our Shareholders to attend the 1998 Annual Meeting of Shareholders of Stone & Webster, Incorporated which will be held at the Stone & Webster Building at 245 Summer Street, Boston, Massachusetts on Thursday, May 14, 1998, at 2:00 P.M. We ask Shareholders who plan to attend the Annual Meeting to mark the appropriate box on the enclosed proxy card.

     As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of Directors, FOR the proposal to approve the Annual Incentive Compensation Plan, FOR the proposal to approve the Long-Term Incentive Compensation Plan of the Corporation, and FOR the ratification of the selection of independent accountants.

     It is important that your shares be represented at the meeting whether or not you are personally present. Accordingly, we ask that you sign, date and mail the enclosed proxy promptly.

     As in past years, members of management will review the performance and prospects of the Corporation and will be available to answer questions during and after the meeting.

                                          Sincerely,

                                          /s/ H. Kerner Smith
                                          H. KERNER SMITH
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                         STONE & WEBSTER, INCORPORATED
                               245 Summer Street
                          Boston, Massachusetts 02210

                            ------------------------

                               NOTICE OF MEETING
                            ------------------------

                                                                  March 31, 1998

To the Shareholders of
STONE & WEBSTER, INCORPORATED:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Stone & Webster, Incorporated (the Corporation) will be held at the Corporation's principal executive offices, the Stone & Webster Building at 245 Summer Street, Boston, Massachusetts, on Thursday, May 14, 1998, at 2:00 P.M., Boston time, for the purpose of considering and acting upon the following:

1. The election of three Directors for a term of three years and until their successors are duly elected and qualified.

2. The approval of the Annual Incentive Compensation Plan of the Corporation, as described in the Corporation's Proxy Statement for the Meeting.

3. The approval of the Long-Term Incentive Compensation Plan of the Corporation, as described in the Corporation's Proxy Statement for the Meeting.

4. The ratification of the selection by the Corporation's Board of Directors of the firm of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1998.

5. Any and all other business that may properly come before the meeting.

     Only Shareholders of record at the close of business on March 16, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     IF YOU WILL NOT BE PRESENT IN PERSON AT THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY.

                                           By order of the Board of Directors,
                                                      JAMES P. JONES
                                              Vice President, Secretary and
                                                     General Counsel

                         STONE & WEBSTER, INCORPORATED
                               245 Summer Street
                          Boston, Massachusetts 02210

                                PROXY STATEMENT

     The following information is furnished to each shareholder (the Shareholder) of Stone & Webster, Incorporated (the Corporation) in connection with the foregoing notice of the 1998 Annual Meeting of the Shareholders of the Corporation (the Annual Meeting) to be held on Thursday, May 14, 1998, and the enclosed proxy for use at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the form of the proxy are being mailed to Shareholders commencing on or about March 31, 1998.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Corporation. A proxy executed on the enclosed form may be revoked by the Shareholder at any time before the shares are voted by filing with the Secretary of the Corporation an instrument revoking such proxy, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and electing to vote in person. If a Shareholder is a participant in the Corporation's Dividend Reinvestment Plan, the proxy represents the shares in the Shareholder's plan account in addition to the shares registered in the Shareholder's name. If the Shareholder is a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the proxy will constitute voting instructions to the trustees under those plans directing how the shares in the participant's accounts in the plans are to be voted. The shares of the Corporation's Common Stock represented by all proxies which are received by the Corporation, or voting instructions received by the trustees under the plans, will be voted as specified. If no specification is made, the shares represented thereby will be voted:

        (1) FOR the election of the Board's nominees as Directors;

        (2) FOR the proposal to approve the Annual Incentive Compensation Plan of the Corporation;

        (3) FOR the proposal to approve the Long-Term Incentive Compensation Plan of the Corporation; and

        (4) FOR the ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1998.

CONFIDENTIALITY; VOTING

     The Board of Directors has adopted a policy of confidentiality regarding the voting of shares by Shareholders. Under this policy, all Shareholder votes by proxy or ballot will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the Shareholder consents to or requests disclosure, or in the case of a contested election or other matter, where the contesting proponent does not agree in writing to comply with the same policy. Voting instructions given to the trustees by a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries will be mailed directly to the trustees (or their representatives) and will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the participant consents to or requests disclosure.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by proxies that specify abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, abstentions will be treated as negative votes for purposes of determining the outcome of any matter submitted to Shareholders which requires the approval of a majority of votes entitled to be cast on such matters.

     The inspectors of election will treat shares represented by proxies for shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter (sometimes referred to as "broker non-votes") as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing proxy material, and also the payment or reimbursement of charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding the Corporation's proxy material to beneficial owners, will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. The Corporation has also retained D. F. King & Co., Inc. to assist in the solicitation of proxies by the methods referred to above at an estimated cost of $10,000 plus out-of-pocket expenses.

SHARE OWNERSHIP

     The Corporation had outstanding, as of March 16, 1998, 12,788,616 shares of Common Stock (excluding 4,942,872 shares held in the treasury), each share of which is entitled to one vote. Only Shareholders of record at the close of business on March 16, 1998 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     As of March 16, 1998, the institutional trustees under the following employee benefit plans held of record more than 5% of the outstanding Common Stock of the Corporation:

          The Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the Employee Investment Plan) -- 1,471,205 shares (approximately 11.5%), with an address in care of the Corporation at 245 Summer Street, Boston, MA 02210

                                      and

          The Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries (ESOP) (including PAYSOP shares referred to below) -- 2,572,334 shares (approximately 20.1%), with an address in care of the Corporation at 245 Summer Street, Boston, MA 02210.

     The Committee under the Employee Investment Plan (the Plan Committee) may be considered a beneficial owner of the shares held under the Employee Investment Plan by reason of the definition of beneficial ownership contained in Rule 13d-3 of the Securities and Exchange Commission (the Commission) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act). The Employee Investment Plan provides that shares allocated to the investment accounts of participants will be voted as the participants direct, and shares as to which participants have not given directions will be voted in accordance with the direction of the Plan Committee. To the extent that the Plan Committee shares voting power as aforesaid, the Plan Committee may be considered a beneficial owner under the Commission definition. The Plan Committee is presently composed of Donna F. Bethell, Chairman, J. Angus McKee, H. Kerner Smith, Edward J. Walsh, and Peter M. Wood, a majority of whom are non-employee Directors of the Corporation and each of whom has a mailing address at the Corporation. Pursuant to the ESOP, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares as to which participants have not given directions and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Shares held under the ESOP may not be transferred by the trustee of that plan, other than to meet distribution requirements of the ESOP or in connection with a statutory reclassification of the Corporation's Common Stock or a statutory merger, consolidation or sale of assets or in certain limited circumstances, upon the direction of the participants.

     As of March 16, 1998, the Payroll-based Employee Stock Ownership Plan (PAYSOP) trust (which was merged into, but held in a separate account within, the ESOP trust effective as of January 1, 1995) held 66,118 shares (approximately 0.5%) of Common Stock. Shares allocated to the accounts of participants from the PAYSOP are voted as the participants direct, and allocated shares as to which no participant directions are given will not be voted.

     In addition to the foregoing, the following table sets forth information concerning beneficial owners of more than 5% of the outstanding Common Stock of the Corporation:

                                                            PERCENTAGE OF
                                               NUMBER OF     OUTSTANDING
              NAME AND ADDRESS                  SHARES      COMMON STOCK
              ----------------                 ---------    -------------
Frank J. A. Cilluffo(1)......................    721,871         5.6%
Cilluffo Associates, L.P.
160 Broadway, East Building
New York, New York 10038
FMR Corp.(2).................................  1,667,600        13.0%
82 Devonshire Street
Boston, Massachusetts 02109

---------------
(1) Frank J. A. Cilluffo, a Director of the Corporation, reporting for himself and Cilluffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation, and Edward C. Meyer, has furnished information to the Corporation which disclosed that as of March 16, 1998, such individuals and entities beneficially owned, taken together, 721,871 shares. Mr. Cilluffo disclaims beneficial ownership of the 615,200 shares held by Cilluffo Associates, L.P. and the 105,800 shares held by Zenith Associates, L.P. except to the extent of his pecuniary interest in the securities. He also disclaims beneficial ownership of 10,000 shares held by the Frank and Irja Cilluffo Foundation which are not included in the total above. Mr. Cilluffo also has options to purchase 4,000 shares issued under the Corporation's 1995 Stock Option Plan which are currently exercisable.

(2) FMR Corp., reporting for itself, and Edward C. Johnson 3d and Abigail P. Johnson have furnished information to the Corporation which disclosed that as of December 31, 1997 they and affiliated entities exercised investment discretion with respect to 1,667,600 shares which were owned by their accounts and investment advisory clients.

     To the knowledge of the Corporation, as of March 16, 1998 no other person beneficially owned more than 5% of the outstanding Common Stock of the Corporation.

                            I. ELECTION OF DIRECTORS

                               (PROXY ITEM NO. 1)

     In accordance with the Corporation's By-Laws, the Board of Directors will consist of ten members and is divided into three classes. The three Directors to be elected at this Annual Meeting will be elected to serve until the 2001 Annual Meeting of the Shareholders, and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that Shareholders vote FOR each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the Corporation:

          FRANK J. A. CILLUFFO, DAVID N. McCAMMON, AND J. ANGUS MCKEE

     Edward J. Walsh, who is currently a Director and an Executive Vice President of the Corporation, will not stand for reelection as a Director when his term expires in May 1998.

     Certain information, as reported to the Corporation, respecting such persons and other persons whose term of office as Director will continue after the Annual Meeting, and information relating to the beneficial ownership of Common Stock of the Corporation of other Named Executives (as hereinafter defined) who are not Directors of the Corporation, is set forth below:

                                                                                       SHARES OF
                                                                                      COMMON STOCK
                                                                                         OF THE
                                                                                      CORPORATION
                                                                                      BENEFICIALLY
                                         BUSINESS EXPERIENCE                            OWNED ON
   DIRECTORS AND NOMINEES             FOR THE PAST FIVE YEARS,            DIRECTOR     MARCH 16,
   AND EXECUTIVE OFFICERS             AGE AND OTHER INFORMATION            SINCE        1998(A)
-----------------------------  ---------------------------------------    --------    ------------
NOMINEES FOR TERMS EXPIRING IN 2001
Frank J. A. Cilluffo.........  Managing Partner, Cilluffo Associates,       1994        721,871(B)(C)
                               L.P. (Private investment partnership)
                                 (54). Also Director of GRC
                                 International, Inc.
David N. McCammon............  Retired Vice President-Finance, Ford         1996          1,658(B)
                               Motor Company (Automobile
                                 manufacturing) (63). Also Director of
                                 McDonald & Co. Investments Inc. and
                                 Pulte Corporation.
J. Angus McKee...............  Chairman, Gulfstream Resources Canada        1984          2,050(B)
                                 Ltd. (Oil and gas) (62).

DIRECTORS WHOSE TERMS EXPIRE IN 1999

John P. Merrill, Jr..........  Chairman, Merrill International, Ltd.        1996          3,576(B)
                                 (International project development)
                                 President of Wing-Merrill Group from
                                 1991 to 1993 (54).
Bernard W. Reznicek..........  National Director-Utility Marketing,         1995          3,374(B)
                               Central States Indemnity Co. of Omaha;
                                 former Chairman, President and Chief
                                 Executive Officer, Boston Edison
                                 Company. (Insurance; Public
                                 utilities) (61). Also Director of
                                 State Street Corporation, CSG Systems
                                 International, CalEnergy Company and
                                 Guarantee Life Company.
Peter M. Wood................  Former Managing Director, J.P. Morgan &      1996          1,776(B)
                                 Co. Incorporated (Finance) (59). Also
                                 Director of Middlesex Mutual
                                 Assurance Company and Payless
                                 Cashways, Inc.

                                                                                       SHARES OF
                                                                                      COMMON STOCK
                                                                                         OF THE
                                                                                      CORPORATION
                                                                                      BENEFICIALLY
                                         BUSINESS EXPERIENCE                            OWNED ON
   DIRECTORS AND NOMINEES             FOR THE PAST FIVE YEARS,            DIRECTOR     MARCH 16,
   AND EXECUTIVE OFFICERS             AGE AND OTHER INFORMATION            SINCE        1998(A)
-----------------------------  ---------------------------------------    --------    ------------
DIRECTORS WHOSE TERMS EXPIRE IN 2000

Donna F. Bethell.............  President and Chief Executive Officer,       1994            971(B)
                                 Radiance Services Company
                                 (Microelectronics cleaning
                                 technology) (49).
Kent F. Hansen...............  Lead Director of the Board of the            1988          2,071(B)
                                 Corporation. Professor of Nuclear
                                 Engineering, Massachusetts Institute
                                 of Technology (Education) (66). Also
                                 Director of EG&G, Inc.
Elvin R. Heiberg III.........  President, Heiberg Associates, Inc.          1994            971(B)
                               Retired Chief of Engineers, U.S. Army
                                 Corps of Engineers (Engineering
                                 Consulting) (66).
H. Kerner Smith..............  Chairman of the Board, President and         1996          9,132(D)(E)
                                 Chief Executive Officer of the
                                 Corporation. Former Managing Director
                                 of Deutsche Babcock AG and President
                                 and Chief Executive Officer of
                                 Deutsche Babcock Technologies, Inc.,
                                 and former President and Chief
                                 Executive Officer of Riley
                                 Consolidated, Inc. (53).

OTHER NAMED EXECUTIVE OFFICERS OF THE CORPORATION WHO ARE NOT CONTINUING AS DIRECTORS OR NOMINEES
Edward J. Walsh..............  Executive Vice President (46)                1995          2,710(D)
Thomas L. Langford...........  Executive Vice President (56).                 --          2,000(D)
Daniel P. Levy...............  Corporate Controller(49).                      --          2,269(D)
Robert C. Wiesel.............  Executive Vice President(47)                   --          6,262(D)

---------------
(A) The information contained in this column reflects the definition of beneficial ownership for the purposes of the proxy rules of the Securities and Exchange Commission. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except to the extent set forth in footnotes (B) through (E).

(B) Shares shown do not include 4,000 shares issuable upon exercise of stock options issued to each non-employee Director under the Corporation's 1995 Stock Option Plan which are currently exercisable. Under the Rules of the Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

(C) Includes 721,871 shares held by Mr. Cilluffo and his associates as previously set forth in this Proxy Statement, but excludes 10,000 shares held by the Frank and Irja Cilluffo Foundation, Inc. Mr. Cilluffo disclaims beneficial ownership of the shares held by Cilluffo Associates, L.P. and by Zenith Associates, L.P. except to the extent of his pecuniary interest in such securities.

(D) Includes (i) shares allocated under the Employee Investment Plan and which are subject to its terms and provisions with respect to termination and withdrawal and, in limited circumstances, to forfeiture, and held as of December 31, 1997 by Putnam Fiduciary Trust Company, trustee under the plan (with respect to such shares, voting power and investment power are determined in accordance with the provisions of the plan); (ii) shares allocated under the ESOP and which are subject to its terms with respect to forfeiture and held as of December 31, 1997 by The Chase Manhattan Bank, N.A., trustee under the plan; (iii) shares allocated under the PAYSOP and which are subject to its terms and held as of December 31, 1997 by The Chase Manhattan Bank, N.A., trustee; and (iv) shares awarded under the Corporation's Restricted Stock Plan and which are subject to its terms with respect to forfeiture. Shares held in accounts of employees in the Employee Investment Plan, ESOP and PAYSOP, including Messrs. Smith, Walsh, Wiesel, Langford and Levy, are voted by the trustees of such plans in accordance with the instructions of the employees; in the absence of such instructions, such shares are voted by the trustees in accordance with the terms of such plans.

(E) Shares shown do not include: 100,000 shares issuable upon exercise of stock options issued under the Corporation's 1995 Stock Option Plan which are exercisable during the ten year term of the options granted on February 12, 1996; or 37,000 shares issuable upon exercise of stock options issued April 16, 1996 and 40,000 shares issuable upon exercise of stock options issued April 21, 1997, each for ten year terms, under the Corporation's 1995 Stock Option Plan which vest 25% on each of the first four anniversaries of the dates of grant. Under the Rules of the Commission, such shares issuable under currently exercisable options are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

     As of March 16, 1998, the Directors and executive officers of the Corporation, as a group, beneficially owned 923,508 shares or approximately 7.1% of the Corporation's outstanding Common Stock, including shares allocated under the Employee Investment Plan, the ESOP and the PAYSOP, and shares issuable with respect to options granted under the 1995 Stock Option Plan which are currently exercisable. The nature of beneficial ownership for said outstanding shares was sole voting and investment power, except (1) as referred to in footnotes (B) through (E) above, and (2) 4,413 shares were held under the Employee Investment Plan and hence voting power was shared as described on page 3 of this Proxy Statement. Except for Mr. Cilluffo, no Director or officer beneficially owned as much as 1% of the outstanding Common Stock of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's Directors, its executive officers, and persons holding (as defined in the regulations of the Commission) more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% Shareholders are also required by Commission regulations to furnish the Corporation with copies of all such reports that they file. Based solely on its review of the copies of such reports received by it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, executive officers, and greater than 10% Shareholders were complied with during the fiscal year ended December 31, 1997, except that Mr. Merrill filed in December 1997 a report of a purchase of shares made during October 1997; this report should have been filed in November 1997.

CERTAIN COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

     The Board has appointed an Audit Committee, a Governance Committee (formerly called the Nominating Committee), and a Compensation Committee whose report appears below. All of the members of these committees are non-employee Directors, except for Mr. Smith who is a member of the Governance Committee. The Board has also appointed an Employee Benefits Committee which is described below.

     The Audit Committee consists of David N. McCammon (Chairman), Donna F. Bethell, Frank J. A. Cilluffo, Kent F. Hansen and J. Angus McKee. The Audit Committee, which met three (3) times during 1997, among other things, considers and recommends to the full Board the selection of the independent auditor; reviews the performance of the audit function; and reviews with the independent and the internal auditors the scope and results of the Corporation's internal auditing procedures and the adequacy of internal accounting controls.

     The Governance Committee (formerly the Nominating Committee) consists of Kent F. Hansen (Chairman), Elvin R. Heiberg III, John P. Merrill, Jr., Bernard
W. Reznicek, H. Kerner Smith and Peter M. Wood. The Governance Committee, which met five (5) times during 1997, considers and makes recommendations to the Board of Directors as to corporate governance policies and procedures and criteria for Board composition and membership, the names of persons whom it concludes should be considered for Board membership, and governance guidelines for consideration by the full Board. The Governance Committee will consider nominees recommended by Shareholders. Such recommendations should be submitted to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 245 Summer Street, Boston, Massachusetts 02210.

     The Compensation Committee consists of Bernard W. Reznicek (Chairman), Frank J. A. Cilluffo, Elvin R. Heiberg III, David N. McCammon, and John P. Merrill, Jr. The Compensation Committee met eight (8) times during 1997. The Compensation Committee reviews and approves the compensation and/or method of determining compensation of the principal officers and employees of the Corporation and its subsidiaries, considers compensation plans which are subsequently presented to the full Board, authorizes the grant of awards of Common Stock under the Restricted Stock Plan, and determines the award of stock options under the 1995 Stock Option Plan. For additional information regarding the policies and mission of the Compensation Committee, see "Report of the Compensation Committee" below. There are no compensation committee interlocks or insider participation relationships on the Compensation Committee.

     The Employee Benefits Committee consists of Donna F. Bethell (Chairman), J. Angus McKee, H. Kerner Smith, Edward J. Walsh, and Peter M. Wood, a majority of whom are non-employee Directors of the Corporation. The Employee Benefits Committee met three (3) times during 1997. The Employee Benefits Committee administers the Employee Investment Plan, the Employee Stock Ownership Plan, and the Employee Retirement Plan of the Corporation and Participating Subsidiaries, reviews the performance of the investment managers, trustees and other fiduciaries of the plans and reports to the Board of Directors thereon, considers allocation of plan assets, and reviews tax-qualified employee benefit plan audits and reports. As set forth above in this Proxy Statement, pursuant to the Employee Investment Plan the Committee directs the voting of shares held in that plan as to which participants in the plan have not given voting directions.

     During 1997, the Board of Directors met ten (10) times. In 1997, each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the Director served, except that Mr. Walsh was unable to attend two meetings on consecutive days because he was on a special assignment from the Corporation, which brought him below the 75% level. In order to make Common Stock of the Corporation (Common Stock) a more significant portion of the Directors' compensation, the 1997 Stock Plan for Non-Employee Directors of Stone & Webster, Incorporated, which was in effect during 1997, provides that Directors who, among other things, are not officers or employees of the Corporation receive an annual retainer consisting of 400 shares of Common Stock and $8,000 in cash, and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, except that the Chairman of each Committee receives a committee meeting fee of $2,000, and permits such Directors to elect to receive all or a portion of Board and Committee meeting fees in Common Stock in lieu of cash. In 1997, each Director who was not an employee of the Corporation received a fee of $3,000 for attendance at a series of meetings on corporate governance issues held over a three day period. The 1995 Stock Option Plan provides for the grant of nonqualified options to purchase 2,000 shares initially, and 1,000 shares annually thereafter, of Common Stock to each Director who is not an officer or employee of the Corporation. Directors are reimbursed for expenses incurred in performing services as a Director, including expenses for attending Board, committee and other meetings. Under the non-qualified Non-Employee Director Deferral Plan adopted by the Corporation in 1997, Directors who are not employees of the Corporation may elect to defer all or a portion of their annual retainer, meeting fees or other fees paid in connection with their Board service to a cash deferral account or a stock deferral account. Amounts in a cash deferral account accumulate interest generally at the daily average for the preceding twelve (12) calendar quarters of the prime commercial lending rate of The Chase Manhattan Bank, N.A., New York, plus 1%, while amounts in a stock deferral account are valued in direct relationship to changes in the fair market value of Common Stock of the Corporation from time to time.

     In addition to the foregoing standard arrangements relating to the compensation of Directors, Dr. Hansen received payment at an annual rate of $50,000, payable on a quarterly pro-rated basis, in consideration of his additional duties and responsibilities as a non-executive Chairman of the Board from January 1, 1997 through May 8, 1997, and a special bonus of $50,000 and 1,000 shares of Common Stock of the Corporation in consideration of that service. He receives an annual payment of $10,000, payable on a quarterly pro-rated basis, in consideration of his additional duties as Lead Director; this arrangement became effective as of his election as Lead Director on May 8, 1997. Mr. McKee received fees, plus travel expenses, in 1997 from Stone & Webster Canada Limited for services as a Director of that subsidiary of the Corporation of $4,177.33 (converted from Canadian dollars based on Cn$1.4288 per U.S. dollar, the Noon Buying Rate in New York for cable transfers payable in foreign currencies as of December 31, 1997). In addition, in 1997 the following Directors received special activity fees for participating, at management's request, in activities relating to their services performed as a member of the Board of Directors in the amounts stated: Ms. Bethell -- $1,000; Mr.
Cilluffo -- $2,000; Mr. Hansen -- $2,000; Mr. Heiberg -- $2,000; Mr.
McCammon -- $1,000; Mr. Merrill -- $1,000; Mr. Reznicek -- $4,000; Mr.
Wood -- $2,000.

REPORT OF THE COMPENSATION COMMITTEE

     Under the direction of the Compensation Committee (the Committee), the Corporation has developed and implemented compensation plans and programs which are designed to enhance the long term growth and profitability of the Corporation and to increase Shareholder value. The Committee is comprised of five directors none of whom has ever been an officer or employee of the Corporation or its subsidiaries. The following is a report of the Corporation's compensation philosophy and practices, as directed by the Committee.

     The Committee's fundamental approach is to compensate the Named Executives (included in the Summary Compensation Table of this Proxy Statement) and other key executives at a level commensurate with their responsibilities, while providing compensation opportunities that are directly linked to the performance of the Corporation. The objectives of the Corporation's executive compensation programs are to attract and retain very highly competent individuals, to encourage them to achieve and surpass the Corporation's challenging business goals and to ensure that the interests of the Corporation's executives are well aligned with the interests of Shareholders.

     The Corporation, through its operating subsidiaries, is primarily engaged in providing engineering and construction services. These businesses tend to be cyclical in nature, driven both by general business cycles and by activity in our clients' industries. Due to this cyclical nature, it is important to keep our overhead costs low, while ensuring that the Corporation is able to provide the specialized technical expertise expected by our clients. As a result, the Committee recognizes the need to balance limited fixed compensation costs with the ability to attract and retain highly competent professionals and to reward them for improving the performance of the Corporation and providing a return to Shareholders.

     Accordingly, the philosophy of the Corporation has been to provide the Named Executives and the professional and supervisory staff with base salaries that are relatively modest, while making the balance of compensation contingent upon the achievement of the Corporation's financial objectives.

     In 1996 and 1997, the Committee retained outside consulting firms to assist the Corporation in ensuring that its executive compensation programs provide competitive compensation opportunities with incentives based on improving the financial performance of the Corporation. In analyzing competitive compensation, the firms relied upon compensation information from a broader group of companies than are included in the performance graph of this Proxy Statement to better reflect the Corporation's relevant market for attracting and retaining executive talent.

  1997 Compensation Programs

  Base Salary

     Based on the Committee's assessment of competitive market conditions, base salary increases were awarded to four of the Named Executives in 1997. These adjustments were, on average, approximately 6% of base salary.

  Annual Incentives

     In 1996, the Committee undertook an in-depth analysis of the incentives offered to key executives of the Corporation and subsequently in 1997 developed the Executive Management Incentive Compensation Plan designed to ensure that executives' interests are strongly aligned with interests of Shareholders and the financial success of the Corporation. Under this plan, performance is measured primarily based on the Corporation's earnings per share and return on shareholders' equity, as well as business division and individual performance. The Committee believes that this plan encourages the Corporation's management to accomplish annual objectives, while also focusing executives on the achievement of long term goals that will result in share price appreciation.

     Under the plan for 1998, Named Executives other than the CEO are eligible to receive payments ranging from 0% to 105% of base salary. Based on its competitive assessment of the marketplace, the Committee believes that these award levels are competitive by industry standards. No incentive payments will be made for 1998 if the Corporation does not attain at least 70% of its targeted Earnings per Share.

     Awards for 1997 were as set forth in the Summary Compensation Table and paid out in March, 1998.

  Stock Option Awards

     Under the Corporation's 1995 Stock Option Plan, the Committee may make awards of stock options to key employees in order to motivate and reward them for increases in Shareholder value. In 1997, the Committee granted stock options to the Named Executives as shown in the Summary Compensation Table, as well as to other key employees. The Committee believes that these options are an effective way to encourage executives since they are rewarded only if the Corporation's share price increases.

  Chief Executive Officer Compensation

     At the beginning of 1996, the Corporation entered into an employment agreement with the Corporation's new Chief Executive Officer, Mr. H. Kerner Smith. His 1997 compensation was in accordance with the terms of his employment agreement as amended January 15, 1997. Pursuant to his employment agreement, the Board of Directors, in accordance with the recommendation of this Committee authorized an increase in Mr. Smith's bonus with respect to 1996 in recognition of the improved performance of the Corporation and the development of its new strategic plan in the amount of $200,000, which was paid in August 1997. Going forward, Mr. Smith will participate in the Corporation's new Long-Term Incentive Compensation Plan being submitted for the approval of the Shareholders at the 1998 Annual Meeting, and his compensation will be determined based on the philosophies discussed in this report and the terms of his employment agreement as amended January 15, 1997, as described below.

  Deductibility of Executive Compensation

     The Corporation believes that it is desirable that all of its executive compensation be deductible and fall within the regulations of the Internal Revenue Code Section 162(m) $1 million limit on deductible compensation. The Corporation has reviewed its compensation policies with respect to its covered executives and determined that although Section 162(m) had no impact on the ability of the Corporation to deduct compensation paid to its Named Executives in 1997, it was decided to submit the two incentive compensation plans being presented for approval of the shareholders to comply with Section 162(m). With the approval of these plans, the impact of Section 162(m) in 1998 is expected to be limited; this Section should have no impact thereafter under present tax law.

                                          THE COMPENSATION COMMITTEE

                                          Bernard W. Reznicek (Chairman)
                                          Frank J. A. Cilluffo
                                          Elvin R. Heiberg III
                                          David N. McCammon
                                          John P. Merrill, Jr.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Corporation's Chief Executive Officer (or any person acting in a similar capacity during the last completed fiscal year), and each of the four most highly compensated executive officers of the Corporation, (collectively, the Named Executives), for services rendered to the Corporation in all capacities during each of the last three fiscal years in which such person was an executive officer of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                         ----------------------------------
                                          ANNUAL COMPENSATION(1)                AWARDS(4)           PAYOUTS
                                      -------------------------------    ------------------------   -------
                                                               OTHER                  SECURITIES                ALL
                                                              ANNUAL     RESTRICTED     UNDER-                 OTHER
          NAME AND                                            COMPEN-      STOCK         LYING       LTIP     COMPEN-
          PRINCIPAL                      (2)        (2)       SATION      AWARD(S)     OPTIONS/     PAYOUTS   SATION
          POSITION             YEAR   SALARY($)   BONUS($)    ($)(3)        ($)         SARS(#)       ($)     ($)(5)
          ---------            ----   ---------   --------    -------    ----------   ----------    -------   -------
H. Kerner Smith(6)...........  1997    545,833    550,000     175,039           0        40,000        0       2,808
  Chairman, President and      1996    342,460    450,000          0            0       137,000        0           0
  Chief Executive Officer      1995          -          -          -            -             -        -           -
Edward J. Walsh(7)...........  1997    282,560     26,915          0            0        20,000        0       3,668
  Executive Vice President     1996    267,600     40,000          0            0        18,000        0       4,006
                               1995    191,418     50,000          0            0         5,000        0       4,420
Robert C. Wiesel(8)..........  1997    291,800          0          0            0        20,000        0       3,246
  Executive Vice President     1996    275,700     40,000          0            0        18,000        0       4,002
                               1995          -          -          -            -             -        -           -
Thomas L. Langford(9)........  1997    169,167     46,013          0            0        20,000        0           0
  Executive Vice President     1996          -          -          -            -             -        -           0
                               1995          -          -          -            -             -        -           -
Daniel P. Levy(10)...........  1997    189,250     30,000          0            0         5,000        0       3,246
  Corporate Controller         1996    179,375     15,842          0            0         5,000        0       4,014
                               1995     83,013      5,977          0            0             0        0           0

---------------
 (1) Salaries for the years 1995 and 1996 were paid to certain employees of the Corporation, including the Named Executives, under plans adopted for each of those years for compensating the individuals selected, in part by a fixed amount ("Salary" in the table above) and in part by a contingent incentive amount ("Bonus"), the latter amount being measured by a percentage, as determined by the Compensation Committee in each individual case (other than for Mr. Smith in 1996 and 1997 whose compensation was governed by his employment agreement described below), of the Corporation's Adjusted Consolidated Net Earnings determined as provided in the plan and subject to certain limitations including a percentage limitation on the total contingent amounts which may be paid. For 1997, the Compensation Committee developed and the Board of Directors adopted an executive management incentive compensation plan for the compensation of certain executives of the Corporation and its subsidiaries in which the Named Executives were among those selected to participate, and pursuant to which the Named Executives received incentive payments, as shown in the table above for 1997 under "Bonus", based on performance measured primarily by the Corporation's earnings per share, return on Shareholders' equity, business division and individual performance for the year. Under the proxy regulations of the Commission, the second column under "Annual Compensation" is required to be labeled "Bonus"; these amounts would more accurately be described as "Contingent Payments" because the amounts paid are dependent on the Corporation's performance during the year, and there is no assurance that any such amounts would be paid, as was the case for 1994 when no such payments were made. The "Bonus" payments shown in the table above with respect to 1995, 1996 and 1997 were actually paid in February, 1996, March, 1997, and March, 1998, respectively, and a payment of $200,000 to Mr. Smith was paid in August, 1997 with respect to 1996. See also the Report of the Compensation Committee.

 (2) Includes amounts deferred by the Named Executives under provisions of the Employee Investment Plan pursuant to Section 401(k) of the Internal Revenue Code.

 (3) Perquisites and personal benefits paid to each Named Executive during 1995, 1996 and 1997 in each instance aggregated less than $50,000 or 10% of the total annual salary and contingent payment set forth in the columns entitled "Salary" and "Bonus" and, accordingly, are omitted from the table as permitted by the rules of the Commission, except that, pursuant to his employment agreement described below, Mr. Smith received personal benefits in the aggregate of $175,039 which included initiation, annual and other club membership expenses of $90,000 and related tax expenses of $77,349.

 (4) Restrictions on shares awarded pursuant to the Restricted Stock Plan lapse in equal annual installments over a vesting period, usually of five years, commencing on the first anniversary date of each award. No Named Executive holds any shares of restricted stock which have not fully vested under the terms of the Restricted Stock Plan. Dividends are payable on restricted stock awards directly to the holder of restricted stock. The Corporation did not have any plans which provide compensation in the form of stock appreciation rights (SAR's) during the years covered by this table. A Stock Option Plan was first adopted in 1995, as discussed below.

 (5) Includes contributions made by the Corporation under the Employee Investment Plan during 1997 on behalf of Messrs. Smith, Walsh, Wiesel and Levy in the amount of $1,562, $2,422, $2,000 and $2,000, respectively, and contributions made by the Corporation under the ESOP during 1997 of $1,246, $1,246, $1,246 and $1,246, respectively. Under the terms of the Employee Investment Plan and the ESOP, Mr. Smith did not become eligible to participate in those plans until January 1, 1997 with respect to the Employee Investment Plan and February 12, 1997 with respect to the ESOP, at which dates he began to participate in the plans. Mr. Langford did not become eligible to participate in the Employee Investment Plan until January 1, 1998, at which date he began to participate in that plan; he is not yet eligible to participate in the ESOP.

 (6) Mr. Smith was first employed by the Corporation on February 12, 1996 in the capacity of President and Chief Executive Officer of the Corporation.

 (7) On August 15, 1995, Mr. Walsh was elected Acting President and Chief Executive Officer, and an Executive Vice President. He was elected a Director on August 31, 1995. He relinquished the positions of Acting President and Chief Executive Officer on February 12, 1996 and continues to be Executive Vice President and will continue as a Director until his term expires on May 14, 1998.

 (8) On December 17, 1996, Mr. Wiesel was elected an Executive Vice President. He had been Chief Executive Officer of Stone & Webster Engineering Corporation, a subsidiary of the Corporation. Data with respect to his compensation for 1995 is not included in the table above because he was not an Executive Officer of the Corporation during 1995.

 (9) Mr. Langford was first employed by the Corporation on June 2, 1997 in the capacity of Executive Vice President. He is also Chief Financial Officer of the Corporation.

(10) Mr. Levy was first employed by the Corporation on July 10, 1995 and was appointed Corporate Controller effective July 19, 1995.

STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options under the Corporation's 1995 Stock Option Plan to the Named Executives of the Company during the fiscal year ended December 31, 1997.

                                                                                                POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                -------------------------------------------------------------     ANNUAL RATES OF
                                  NUMBER OF      PERCENT OF                                         STOCK PRICE
                                 SECURITIES     TOTAL OPTIONS                                     APPRECIATION FOR
                                 UNDERLYING      GRANTED TO                                      OPTION TERM($)(3)
                                   OPTIONS      EMPLOYEES IN    EXERCISE OR BASE   EXPIRATION   --------------------
             NAME               GRANTED(#)(1)    FISCAL YEAR     PRICE($/SH)(2)       DATE         5%         10%
             (a)                     (b)             (c)              (d)             (e)          (f)        (g)
             ----               -------------   -------------   ----------------   ----------   ---------  ---------
H. K. Smith...................      40,000          15.69             37.00        4/21/2007      930,764  2,358,739
E. J. Walsh...................      20,000           7.84             37.00        4/21/2007      465,382  1,179,369
R. C. Wiesel..................      20,000           7.84             37.00        4/21/2007      465,382  1,179,369
T. L. Langford................      20,000           7.84            42.875        6/20/2007      539,277  1,366,634
D. P. Levy....................       5,000           1.96             37.00        4/21/2007      116,346    294,842

---------------
(1) The stock options become exercisable with respect to 25% of the shares as of the first anniversary of the date of grant and with respect to an additional 25% of the shares as of each of the second, third and fourth anniversaries of the date of grant. All options expire ten years from the date of grant, subject to earlier termination in certain events related to termination of employment, death, retirement or disability. Upon a change of control, all outstanding options become exercisable.

(2) The initial exercise price for the options granted in 1997 is determined as set forth in the 1995 Stock Option Plan to be the fair market value of a share of Common Stock on the date immediately preceding the date of the grant. The exercise price may be paid in cash, by the delivery of previously owned shares of Common Stock, or by such other method as may be permitted by the Compensation Committee.

(3) As required by the rules of the Commission, potential values stated are based on the prescribed assumption that the Corporation's Common Stock will appreciate in value from the date of the grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Corporation's Common Stock. These dollar amounts are also calculated based on the assumption that the options are exercised at the end of the full ten year term of the option. The options would have no value to the option holders if the price of the Common Stock does not increase above the exercise price of the options. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), Commission rules would permit stating the present value of such options at the date of the grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Corporation are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Corporation's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning each option exercised during the last fiscal year by each of the Named Executives and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                            FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
                       SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
        NAME           ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         (a)                 (b)             (c)                    (d)                           (e)
---------------------  ---------------   ------------   ---------------------------   ---------------------------
H. K. Smith..........           0          $      0       109,250        67,750        1,329,500       783,500
E. J. Walsh..........           0                 0         4,500        38,500           63,000       465,875
R. C. Wiesel.........           0                 0         4,500        43,500           63,000       545,250
T. L. Langford.......           0                 0             0        20,000                0        80,000
D. P. Levy...........           0                 0         1,250         8,750           17,500       101,875

---------------
(1) Values stated are calculated by subtracting the option exercise price from the closing price of $46.875 per share of the Corporation's Common Stock as listed in the New York Stock Exchange Composite Transactions on December 31, 1997.

     It is intended that, if approved by the Shareholders, the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan will replace the 1995 Stock Option Plan with respect to future stock option grants. See the discussion of Proxy Item No. 3 beginning on page 24.

PERFORMANCE GRAPH

     The following graph compares the five year cumulative total Shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (S&P 500) and the Dow Jones Heavy Construction Group Index. The graph assumes an initial investment of $100 on December 31, 1992 in the Corporation's Common Stock or in the underlying securities which comprise each of those market indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                 STONE & WEBSTER, INCORPORATED, S&P 500 AND THE
                    DOW JONES HEAVY CONSTRUCTION GROUP INDEX

        MEASUREMENT PERIOD                                                      DJ HEAVY
      (FISCAL YEAR COVERED)          STONE & WEBSTER         S&P 500          CONSTRUCTION
DEC-92                                     100                 100                 100
DEC-93                                     112                 110                 105
DEC-94                                     137                 112                 101
DEC-95                                     151                 153                 141
DEC-96                                     134                 189                 134
DEC-97                                     203                 252                 101

RESTRICTED STOCK PLAN

     Under the provisions of the Restricted Stock Plan approved by the Shareholders in 1976, and amendments to the plan approved by the Shareholders in 1983 and 1988, shares of the Corporation's Common Stock have been awarded by the Compensation Committee, subject to forfeiture provisions, to a limited number of selected key employees. As approved by the Shareholders at the 1988 Annual Meeting of Shareholders, the plan was amended to increase the number of shares available for restricted stock awards to 2,400,000 shares and to extend the termination date of the plan to June 1, 1998.

Restrictions on awarded shares generally lapse in five equal annual increments commencing on the first anniversary date of each award. Restrictions on certain shares lapse in 1998 through 2002 on the anniversary dates of awards. Shares subject to restrictions may not be sold or otherwise disposed of and must be returned to the Corporation if the employee's employment is terminated for any reason other than death or disability occurring more than one year after the date of the award. The 1983 amendments to the plan approved by the Shareholders also provide that restrictions on the sale or transfer of Common Stock of the Corporation awarded pursuant to the plan will lapse upon and simultaneously with any change in control of the Corporation occurring without the prior approval of the incumbent Board of Directors prior to the change of control. Such a change of control would be deemed to have taken place if (i) a third person, including a "group" as defined in Section 13d-3 of the Exchange Act, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation, or (ii) as the result of any cash tender or exchange offer, merger, consolidation, sale of assets or other similar transaction, the persons who were Directors before such transaction shall cease to constitute a majority of the Board or any successor to the Corporation. In the event of such a change of control, the lapse of restrictions on shares awarded under the plan to some or all of the Named Executives might be deemed to constitute payments received from the Corporation.

     Upon approval by the Shareholders of the Corporation of the 1995 Stock Option Plan at the 1995 Annual Meeting of Shareholders, the number of shares of Common Stock available for future awards under the Restricted Stock Plan was reduced to 250,000 shares.

     It is intended that, if approved by the Shareholders, the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan will replace the Restricted Stock Plan. See the discussion of Proxy Item No. 3 beginning on page 24.

EMPLOYEE RETIREMENT PLAN

     The Corporation's Employee Retirement Plan is a trusteed, non-contributory, defined benefit plan which applies to all eligible employees of the Corporation. Benefits are based upon the length of credited service and the amounts of annual compensation (as defined in the plan) received during that period of service. Normal retirement age is the employee's Social Security Retirement Age. The formula for computing benefits provides that, for employees under the plan who had not attained their retirement date prior to January 1, 1992, annual retirement benefits are equal to the sum of (a) 0.75% of average annual compensation for the years 1989, 1990 and 1991 up to $21,000 plus 1.35% of such compensation in excess of $21,000, multiplied by the years and months of credited service before January 1, 1992 for up to 35 years, plus (b) 1% of such annual compensation for the years and months of credited service before January 1, 1992 in excess of 35 years, plus (c) for each year of credited service after January 1, 1992, 1% of annual compensation up to an indexed amount (which was $52,500 for 1997) equal to 1.75 times the "Social Security Covered Compensation" (a 35-year average Social Security earnings base), plus 1.45% of such annual compensation in excess of such amount; provided that employees with more than 35 years of service at retirement will be credited with a flat 1.33% of annual compensation for each year of service after the 35th year. With respect to the Named Executives, compensation, for purposes of calculating retirement benefits, includes both the fixed and contingent portions of salaries shown in the Summary Compensation Table under the Salary and Bonus headings, respectively. As of January 1, 1998, the number of full credited years of service for Messrs. Smith, Walsh, Wiesel and Levy is 1, 24, 25 and 2 years, respectively, and the estimated annual benefit payable to them upon retirement at normal retirement age and assuming the continuance of current rates of compensation for each until normal retirement age is $158,943, $118,564, $132,917 and $51,830, respectively. Mr. Langford had less than one year of service with the Corporation as of January 1, 1998 and was not yet eligible to participate in the plan. See "Employment and Change of Control Agreements" below. These amounts do not reflect any limitations on annual benefits which may be paid from a tax-qualified retirement plan at the time of retirement imposed by Section 415 of the Internal Revenue Code, as amended from time to time, nor do they reflect any limitations imposed by Section 401(a)(17) of the Internal Revenue Code on the amount of compensation upon which benefits may be determined. The Board of Directors has adopted a Supplemental Retirement Program, which was amended in 1989, under which a trust has been established to fund the payment of any benefits calculated under the provisions of the Employee Retirement Plan which would be in excess of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Corporation entered into a three-year employment agreement with Mr. Smith on February 12, 1996 under which Mr. Smith is to serve as President and Chief Executive Officer of the Corporation. The agreement provides Mr. Smith with: an annual base salary of $500,000, with increases subject to annual review; an annual performance bonus for 1996 of $250,000 or such larger amount based upon performance and at the discretion of the Board, and with such amounts in years after 1996 to be based upon a long-term performance-based compensation plan to be adopted by the Board; severance arrangements providing for three (3) times annual compensation if employment is terminated, or deemed to be terminated, without cause; a supplemental retirement benefit designed to provide Mr. Smith a monthly retirement income benefit, commencing at age 60, from all of the Corporation's pension plans equivalent to 25% of Mr. Smith's average last three years' total compensation, with an equal benefit to be paid to Mr. Smith's wife for her life if she survives Mr. Smith; and a 10-year stock option for 100,000 shares of Common Stock with an exercise price of $34.875 (with the exercise price being the market price on the trading day immediately prior to the grant date in accordance with the Corporation's 1995 Stock Option Plan). The agreement also set forth the intention of the Board to elect Mr. Smith as Chairman of the Board of Directors at the Board of Directors meeting immediately following the Annual Meeting of Shareholders in 1997 which occurred on May 8, 1997. In January 1997, the agreement was amended to provide, among other matters, that on the first anniversary date of the commencement of the agreement, and on each subsequent anniversary date, the term of the agreement will be extended by one year, unless sooner terminated by either party; the amendment also provides for the payment to Mr. Smith of an annual bonus of 50% of his base salary for each of 1997 and 1998 if the amount payable under the Executive Management Incentive Compensation Plan and/or the long-term performance-based incentive compensation plan to be adopted by the Board would be less than such amount.

     Each of Messrs. Smith, Walsh, Wiesel, Langford and Levy has entered into a special Change of Control Agreement providing for severance pay and a continuation of certain benefits should a "Change of Control" occur. Entry into these agreements as amended was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under these special agreements, a "Change of Control" must have occurred as a result of any of the following circumstances:

          a. Accumulation by any individual, entity or group of 20% or more of the outstanding voting stock of the Corporation;

          b. A change in the make-up of a majority of the persons serving as Directors of the Corporation from the majority currently in office (with such majority including those replacements or additions subsequently approved by a majority of Directors currently in place);

          c. A merger or other business combination resulting in persons other than current shareholders of the Corporation owning more than 50% of the resulting entity;

          d.  Approval of a liquidation or dissolution of the Corporation.

     In order for severance benefits to be payable under these agreements, in addition to the Change of Control, the executive's employment must be terminated either involuntarily without cause (actual or "constructive") or if, after a Change of Control, the executive remains in the employ of the Corporation for a one year period, the executive may, for a thirty day period subject to the terms of such agreements, voluntarily terminate his employment and receive the severance benefits in a lump sum.

     Under the special Change of Control Agreements, severance payments would equal, in the case of Messrs. Smith, Walsh, Wiesel, and Langford, an amount equal to three times, and in the case of Mr. Levy, an amount equal to two times, the executive's most recent annual base salary and most recent highest bonus. In addition, medical, life and disability benefits would be provided at the expense of the Corporation for the applicable period of three years or, in the case of Mr. Levy, two years. In addition, the executive would receive an amount equal to the actuarial equivalent of the benefit that such executive would have received under the Corporation's qualified defined benefit retirement plan assuming that the executive had remained in the employ of the Corporation during the three-year, or in the case of the Mr. Levy two-year, period following the right to receive benefits under these agreements. In addition, all options outstanding on the date of a change of control would become immediately and fully exercisable and all restrictions upon any restricted shares would lapse and immediately all such shares would become fully vested.

     Payments to executives under these Change of Control Agreements may be subject to the imposition of the excise tax required by Section 4999 of the Internal Revenue Code of 1986 as amended, if payments under these agreements are deemed to be an "excess parachute payment" pursuant to Section 280G of said Code. Under the agreements as amended, such payments can be increased so that the employee is in the same after-tax position as if there was no excise tax. However, in order to avoid excessive costs to the employer while providing little after-tax benefit to the executive, the amendment requires a minimum after-tax benefit to be delivered to the executive before the gross-up is operative.

             II.  APPROVAL OF STONE & WEBSTER, INCORPORATED ANNUAL
                          INCENTIVE COMPENSATION PLAN

                               (PROXY ITEM NO. 2)

     The Board of Directors believes that annual incentive compensation is an important factor in a company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Corporation. Accordingly, subject to Shareholder approval, on February 24, 1998, the Board of Directors adopted the Stone & Webster, Incorporated Annual Incentive Compensation Plan (the "Annual Incentive Compensation Plan"), which provides for the awarding of bonuses to all employees of the Corporation and its subsidiaries and affiliates subject to the attainment of certain performance criteria.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Annual Incentive Compensation Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

SUMMARY DESCRIPTION OF THE ANNUAL INCENTIVE COMPENSATION PLAN

     The following summary of the terms of the Annual Incentive Compensation Plan is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement. If adopted by the Shareholders, the Annual Incentive Compensation Plan will be effective as of January 1, 1998.

  Administration

     The Annual Incentive Compensation Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

  Eligibility

     All employees of the Corporation and its subsidiaries and affiliates are eligible to participate in the Annual Incentive Compensation Plan. However, because the Annual Incentive Compensation Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time. Non-employee Directors of the Corporation are not eligible to participate in the Annual Incentive Compensation Plan.

  Determination of Award

     At the end of each fiscal year, in the case of awards intended to qualify under Internal Revenue Code Section 162(m), the Committee will determine and certify for each participant if the performance goal or goals have been met and the amount of the award, if any, to be paid. Awards will be paid to participants in cash following such determination within 75 days after the end of such fiscal year. The maximum award that may be paid to any participant for any one year is $2 million. Subject to the terms of the Plan, the Committee may, in its discretion, reduce or eliminate any calculated award to be paid to a participant, but may not increase such award. In the case of retirement, death, or disability, or in the case of a "change of control" of the Corporation, as defined in the Annual Incentive Compensation Plan, during the year, participants' awards will be adjusted pro rata based on the period of employment prior to such event.

  Performance Measures

     The performance measures used to determine awards for Covered Employees (defined below in the "Section 162(m)" section) under the Annual Incentive Compensation Plan may be chosen from among the following: earnings per share, net income (before or after taxes), return measures (including, but not limited to, return on assets, capital, equity, or sales), cash flow return on investments which equals net cash flows divided by owner's equity, earnings before or after taxes, gross revenues, market-to-book value ratio, share price (including, but not limited to, growth measures and total shareholder return), working capital measures, and economic value added.

     In establishing performance goals based on such criteria, the Committee may apply the performance criteria as a measure of the performance of any, all, or any combination of the Corporation, any subsidiary or affiliate, any division, group, or other unit of the Corporation or a subsidiary, or any product category or categories. The Committee also will determine the percentages of target awards that will be paid if the performance goal or goals are met and the method by which such amounts will be calculated.

  Adjustment and Amendments

     The Annual Incentive Compensation Plan may be amended or terminated by the Board of Directors at any time. If approved by Shareholders, the Annual Incentive Compensation Plan would not limit the Corporation's right to award or pay compensation to the Corporation's Executive Officers which does not qualify under Section 162(m), if the Committee determines that the payment of such compensation is in the best interests of the Corporation and its Shareholders. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulation, the rules of the New York Stock Exchange, or any applicable law.

  Duration of the Plan

     The Annual Incentive Compensation Plan shall remain in effect until January 1, 2008, or until earlier terminated by the Board of Directors.

  Section 162(m)

     Under Section 162(m) of the Internal Revenue Code, compensation paid by the Corporation in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Corporation or its affiliates for federal income tax purposes if it is based on the performance of the Corporation, is paid pursuant to a plan approved by Shareholders of the Corporation, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Corporation on the last day of the taxable year.

     It is presently anticipated that the Committee will at all times consist of "outside Directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring Annual Incentive Compensation Plan awards.

NEW PLAN BENEFITS

     The Committee has the authority to establish performance goals and target awards and to determine amounts payable under the Annual Incentive Compensation Plan for fiscal year 1998 for all Annual Incentive Compensation Plan participants. To date, no such determinations of amounts payable have been made and, as a result, it is not possible to state such information.

      III.  APPROVAL OF STONE & WEBSTER, INCORPORATED LONG-TERM INCENTIVE
                               COMPENSATION PLAN

                               (PROXY ITEM NO. 3)

     The success of the Corporation depends, in large measure, on its ability to recruit and retain key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align Shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Corporation's financial goals.

     In order to accomplish these objectives, the Board of Directors has adopted, subject to approval by the Shareholders, the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan (the "Long-Term Plan"). The Long-Term Plan is intended to replace the Corporation's Restricted Stock Plan and the 1995 Stock Option Plan (the "Old Plans") with respect to future grants of equity-based incentive compensation.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve of the Long-Term Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

                 STONE & WEBSTER EMPLOYEE INVESTMENT PLAN TRUST
              STONE & WEBSTER EMPLOYEE STOCK OWNERSHIP PLAN TRUST
       STONE & WEBSTER PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN TRUST


                        VOTING INSTRUCTIONS TO TRUSTEES


  THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


To the Trustee:


     In accordance with provisions of the Employee Investment Plan, the Employee Stock Ownership Plan, and the Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, I hereby instruct you, Putnam Fiduciary Trust Company and The Chase Manhattan Bank, N.A., as Trustees, to vote or cause to be voted at the Annual Meeting of Shareholders of Stone & Webster, Incorporated to be held on May 14, 1998 and at any and all adjournments and postponements thereof, all shares in said Corporation standing to my credit in each of the trusts under the foregoing Plans in which I may be a participant and which I am entitled to direct the vote at such meeting as follows:


(continued and to be SIGNED on the Reverse Side)


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                _______
                                                   Please mark |       |
                                                 your votes as |   X   |
                                                  indicated in |       |
                                                  this example |_______|



    THESE VOTING INSTRUCTIONS WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 UNLESS A
                          CONTRARY CHOICE IS SPECIFIED


THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                              WITHHOLD
                                               FOR            AUTHORITY

1.  The election of Frank J. A. Cilluffo,     [    ]         [         ]
    David N. McCammon and J. Angus McKee
    as Directors to serve until the 2001
    Annual Meeting of Shareholders.

    You may withhold authority to vote for
    any nominee by writing the nominee's
    name on the line below.


    _____________________________________      FOR     AGAINST    ABSTAIN

2.  The proposal to approve the Annual        [   ]    [     ]    [     ]
    Incentive Compensation Plan.


3.  The proposal to approve the Long-Term      FOR     AGAINST    ABSTAIN
    Incentive Compensation Plan.
                                              [   ]    [     ]    [     ]

4.  The ratification of the selection of       FOR     AGAINST    ABSTAIN
    Coopers & Lybrand L.L.P., independent
    accountants, as auditor for the           [   ]    [     ]    [     ]
    year 1998.


5. In accordance with the recommendation of management of Stone & Webster, Incorporated upon all such other matters as may properly come before the meeting.

    You may instruct the Trustees to abstain from voting or to vote against any management recommendation on such other matters by writing Abstain or Against on the line below.



    _______________________________________________

                                                                 _______
    Please mark this box if you plan to attend the meeting.     |       |
                                                                |       |
                                                                |_______|





 SIGNATURE ___________________________________________ DATE ___________ , 1998
 NOTE:  PLEASE SIGN AS NAME APPEARS HEREON.


-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                          STONE & WEBSTER INCORPORATED


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints H. KERNER SMITH, THOMAS L. LANGFORD and JAMES P. JONES, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Shareholders to be held, in accordance with notice and proxy statement received, in Boston, Massachusetts, on May 14, 1998, and at any and all adjournments and postponements thereof.


                (continued and to be SIGNED on the Reverse Side)


-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                _______
                                                   Please mark |       |
                                                 your votes as |   X   |
                                                  indicated in |       |
                                                  this example |_______|



    THESE VOTING INSTRUCTIONS WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 UNLESS A
                          CONTRARY CHOICE IS SPECIFIED


THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                              WITHHOLD
                                               FOR            AUTHORITY

1.  The election of Frank J. A. Cilluffo,     [    ]         [         ]
    David N. McCammon and J. Angus McKee
    as Directors to serve until the 2001
    Annual Meeting of Shareholders.

    You may withhold authority to vote for
    any nominee by writing the nominee's
    name on the line below.


    _____________________________________      FOR     AGAINST    ABSTAIN

2.  The proposal to approve the Annual        [   ]    [     ]    [     ]
    Incentive Compensation Plan.


3.  The proposal to approve the Long-Term      FOR     AGAINST    ABSTAIN
    Incentive Compensation Plan.
                                              [   ]    [     ]    [     ]

4.  The ratification of the selection of       FOR     AGAINST    ABSTAIN
    Coopers & Lybrand L.L.P., independent
    accountants, as auditor for the           [   ]    [     ]    [     ]
    year 1998.


5.  Upon all such other matters as may properly come before the meeting.


    _______________________________________________

                                                                 _______
    Please mark this box if you plan to attend the meeting.     |       |
                                                                |       |
                                                                |_______|





 SIGNATURE(S) _________________________________________ DATE ___________ , 1998
 NOTE:  PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
 WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
 PLEASE GIVE FULL TITLE AS SUCH.

 ------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *